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                                 April 27, 1998

The SABRE Group Holdings, Inc.
4255 Amon Carter Boulevard
Fort Worth, TX  76155

               Registration Statement on Form S-8 pertaining to
          The SABRE Group Holdings, Inc. Deferred Compensation Plan
          ---------------------------------------------------------


Ladies and Gentlemen:

     I am Senior Vice President, General Counsel and Corporate Secretary of The SABRE Group Holdings, Inc., a Delaware corporation, and its subsidiaries (the "Company"), and as such I am delivering this opinion to you in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement") relating to $8,000,000 of unsecured obligations (the "Deferred Compensation Obligations") of the Company to pay deferred compensation in the future to eligible employees of the Company in accordance with the terms of the Company's Deferred Compensation Plan (the "Plan").

     In so acting, I have examined the Plan and have examined and relied upon the originals, or copies certified to my satisfaction, of such records, documents or other instruments as in my judgement are necessary or appropriate to enable me to render the opinion set forth below.

     Based on the foregoing, I am of the opinion that the Deferred Compensation Obligations have been duly authorized and, when issued to eligible employees of the Company in accordance with the Plan, will constitute the valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to or limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                    Very truly yours,

                                By: /s/  ANDREW B. STEINBERG
                                    -----------------------------------
                                    Andrew B. Steinberg
                                    Senior Vice President, General
                                    Counsel and Corporate Secretary